                      CORPORATE ACCESS NUMBER: 2011178700

                                    ALBERTA

                           BUSINESS CORPORATIONS ACT

                                  CERTIFICATE

                                       OF

                                 INCORPORATION

                          SPROUT DEVELOPMENT INC.

                   WAS INCORPORATED IN ALBERTA ON 2004/07/19

                                                [REGISTRAR OF CORPORATIONS SEAL]

                            ARTICLES OF INCORPORATION

                                       FOR

                           SPROUT DEVELOPMENT INC.

SHARE STRUCTURE:                    SEE ATTACHED SCHEDULE "A"

SHARE TRANSFERS RESTRICTIONS:       NO SHARES OF THE CORPORATION SHALL BE

                                    TRANSFERRED WITHOUT THE APPROVAL OF THE

                                    DIRECTORS OF THE CORPORATION AS EVIDENCED

                                    BY A RESOLUTION OF THE DIRECTORS OF THE

                                    CORPORATION.

NUMBER OF DIRECTORS:

MIN NUMBER OF DIRECTORS:            1

MAX NUMBER OF DIRECTORS:            7

BUSINESS RESTRICTED TO:             NONE

BUSINESS RESTRICTED FROM:           NONE

OTHER PROVISIONS:                   MEETINGS OF SHAREHOLDERS OF THE CORPORATION

                                    MAY BE HELD AT ANY PLACE WITHIN OR OUTSIDE

                                    ALBERTA.

               REGISTRATION AUTHORIZED BY: DARRYL COZAC

                                           INCORPORATOR

                                  SCHEDULE "A"

                         ATTACHED TO AND FORMING PART OF

                          ARTICLES OF INCORPORATION OF

SPROUT DEVELOPMENT INC.

(the “Corporation”)

1. The Corporation is authorized to issue:

(a)      an unlimited number of Class "A" VOTING Common Shares;

(b)      an unlimited number of Clans "B" VOTING Common Shares:

(c)      an unlimited number of Class "C" NON-VOTING Common Shares;

(d)      an unlimited number of Class "D" NON-VOTING Common Shares;

(e)      five million (5,000,000) of Class "E" NON-VOTING Preferred Shares.

2. The rights, privileges and restrictions attached to Class "A" and Class "B"

Voting Shares include:

(a)      The right to vote at any meeting of the shareholders of the

         Corporation;

(b)      The right to receive, if, as and when declared by the Board of

         Directors of the Corporation (the "Board") dividends as may be fixed by resolution of the said Board.

3. The rights, privileges and restrictions attached to Class "C" and Class "D"

Non-Voting Common Shares include:

(a)      The right to receive, if, as and when declared by the Board dividends that may be fixed by resolution of the Board;

(b)      Subject to the provisions of the BUSINESS CORPORATIONS ACT (ALBERTA),

         as from time to time amended, the holders of Class "C" and Class "D"

         Non-Voting Common Shares of the Corporation shall not be entitled to vote at meetings of the shareholders of the Corporation.

4. The holders of each class of common shares of the Corporation shall be entitled:

(a)      To receive dividends to the exclusion of the other classes of common shares of the Corporation;

(b)      Subject to the rights of the holders of Class "E" Non-Voting Preferred

         Shares of the Corporation, to receive, pro-rata per common share then held, the remaining property of the Corporation upon liquidation,

         dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up the affairs of the Corporation.

5. The rights, privileges and restrictions attached to the Class "E" Non-Voting preferred shares (the 'Class "E" Shares') are as follows:

(a)      The holders of the Class "E" Shares, in priority to the holders of the common shares of the Corporation, shall be entitled to receive, if, as and when declared by the Board, a fixed, preferential, non-cumulative dividend in the percentage (per annum) of the Redemption Amount, as hereinafter defined.

(b)      No dividends shall be declared, or declared and paid on or set aside for the common shares in any fiscal year unless and until a non-cumulative dividend on all Class "E" Shares outstanding in respect of such fiscal year shall have been declared and paid or set aside for payment, and if in any fiscal year the Board shall not declare a dividend, the rights of the holders of the Class "E" Shares to any dividend for such fiscal year shall be forever extinguished;

(c)      In the event of liquidation, dissolution, or winding up of the

         Corporation or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Class "E" Shares shall be entitled to receive, before distribution of any part of the assets of the Corporation among the holders of the common shares, an amount equal to the aggregate of the

         Redemption Amount, as hereinafter defined, and dividends declared but unpaid that the holders of the Class "E" Shares are entitled to and such solders shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;

(d)      By resolution of the Directors of the Corporation, all or any part of the Class "E" Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation an any date fixed by such resolution at an amount equal to the Redemption Amount, as hereinafter defined, together with any dividends declared and unpaid on the date fixed by such redemption;

(e)      The Redemption Amount shall be the amount fixed by resolution of the

         Directors of the Corporation at the time of the issuance of the Class

         "E" Shares.

(f)      By resolution of the Directors of the Corporation, all or any part of the Class "E" Shares at any time outstanding may, at any time and from time to time, be repurchased by the Corporation on any data fixed by such resolution at the lowest price at which, in the opinion of the

         Directors, such shares are obtainable not exceeding the aggregate of the Redemption Amount together with any dividends declared and unpaid on the date fixed for such repurchase;

(g)      Not less than Thirty (30) days notice in writing of such redemption or repurchase shall be given by the Corporation by mail to the registered owners of the shares to be redeemed or repurchased by the Corporation,

         specifying the date and place or places of redemption or repurchase,

(h)      If notice of any such redemption or repurchase shall have been given in the manner aforesaid, an amount sufficient to redeem or repurchase the shame to be redeemed or repurchased shall be deposited by the

         Corporation with any trust company or chartered bank (to be specified in the notice) an or before the date so fixed for redemption or repurchase and the holder shall have no right to receive payment out of the monies so deposited except open the surrender of the share certificates representing the shares to be redeemed or repurchased.

(i)      In case part only of the then outstanding Class "E" Shares is at any time to be redeemed of repurchased by resolution and notice of

         Directors of the Corporation as aforesaid, the shares to be redeemed or repurchased shall be taken from the Class "E" Shares held by each holder thereof pro-rata according to the number of shares held by each,

         except in cases where shareholders waive in writing their right in respect of such partial redemption or repurchase. If such procedure results in leaving a fractional part of the Class "E" Share outstanding in the name of any shareholder, such fractional part shall also be redeemed or repurchased by the Corporation;

(j)      Subject to the provisions of the BUSINESS CORPORATIONS ACT (ALBERTA),

         as from time to time amended, the holders of Class "E" Shares shall not be entitled to vote at meetings of the shareholders of the Corporation.